                                 PROXY STATEMENT
        PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                      [x]
Filed by a Party other than the Registrant   [ ]
Check the appropriate box:


     [ ]  Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [x]  Definitive Proxy Statement

     [ ]  Definitive Additional Materials

     [ ] Soliciting Material pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         TEXAS BIOTECHNOLOGY CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                         TEXAS BIOTECHNOLOGY CORPORATION
                     ---------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

     [x]  No fee required

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

               (1) Title of each class of securities to which the transaction applies:

                    -----------------------------------------------------------

               (2) Aggregate number of securities to which the transaction applies:

                    -----------------------------------------------------------

               (3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                    -----------------------------------------------------------

               (4)  Proposed maximum aggregate value of the transaction:

                    -----------------------------------------------------------

               (5)  Total fee paid:

                    -----------------------------------------------------------


[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

          (1)  Amount previously paid:
                                      -----------------------------------------
          (2)  Form, Schedule or Registration Statement:
                                                        -----------------------
          (3)  Filing Party:
                            ---------------------------------------------------
          (4)  Date Filed:
                          -----------------------------------------------------

                         TEXAS BIOTECHNOLOGY CORPORATION
                         7000 FANNIN STREET, 20TH FLOOR
                              HOUSTON, TEXAS 77030

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held June 8, 2000

                            -------------------------


         You are cordially invited to attend the annual meeting of the stockholders of Texas Biotechnology Corporation which will be held at 9:00 a.m. (Houston time) on June 8, 2000 at The St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027. At the meeting we will:

1.       Elect a board of nine directors;

2. Consider and act on a proposal to amend the Amended and Restated 1995 Non-Employee Director Stock Option Plan;

3. Consider and act on such other business as may properly come before the meeting.

         A record of stockholders was taken at the close of business on April 17, 2000, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting. A stockholders' list will be available at our offices, 7000 Fannin Street, 20th Floor, Houston, Texas 77030, for a period of ten days prior to the meeting.

         Your vote is important. Whether or not you expect to attend the meeting, please sign and date the enclosed proxy card and return it to us promptly. A stamped envelope has been provided for your convenience. The prompt return of proxies will ensure a quorum and save us the expense of further solicitation.

                                  By Order of the Board of Directors,


                                  /s/ STEPHEN L. MUELLER
                                  --------------------------------------------
                                  STEPHEN L. MUELLER,
                                  Vice President, Finance and Administration,
                                  Secretary and Treasurer


May 1, 2000

                         TEXAS BIOTECHNOLOGY CORPORATION
                         7000 FANNIN STREET, 20TH FLOOR
                              HOUSTON, TEXAS 77030


                                 PROXY STATEMENT

         Our Board of Directors is soliciting proxies for the annual meeting of our stockholders to be held in Houston, Texas on June 8, 2000, and at any adjournment thereof, for the purposes set forth in the accompanying notice. This proxy statement and the accompanying proxy card are being mailed to stockholders on or about May 1, 2000. Because many stockholders are unable to attend the meeting, the board of directors solicits proxies to ensure that each stockholder has an opportunity to vote on all matters scheduled to come before the meeting. Stockholders are urged to read carefully the material in this proxy statement.


                              QUESTIONS AND ANSWERS

Q:       Who can attend and vote at the meeting?


A: You can attend and vote at the meeting if you were a stockholder at the close of business on the record date, April 17, 2000. On that date, there were 40,704,902 shares outstanding and entitled to vote at the meeting.


Q:       What am I voting on?


A:       You are voting on:

         o        The election of directors; and
         o The approval of an amendment to the Amended and Restated 1995 Non-Employee Director Stock Option Plan.

         The nine individuals receiving the highest number of "FOR" votes will be elected to the board of directors. The approval of the amendment to the Amended and Restated 1995 Non-Employee Director Stock Option Plan, commonly known as the 1995 director plan, requires the affirmative "FOR" vote of a majority of the shares present or represented at the meeting and entitled to vote.

Q:       How do I cast my vote?


A: If you hold your shares as a stockholder of record, you can vote in person at the annual meeting or you can vote by mail. If you are a street-name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

         The enclosed proxy card contains instructions for voting by mail. The proxies identified on the back of the proxy card, Messrs. McWilliams and Mueller and Dr. Dixon, will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote those shares as recommended by the board of directors.


Q:       How does the board recommend I vote on the proposals?


A: The board recommends you vote "FOR" each of the nominees to the board of directors and "FOR" the amendment to the 1995 director plan.


Q:       Can I revoke my proxy card?


A:       Yes. You can revoke your proxy card at any time before it is exercised by:

         o submitting a properly signed proxy card with a more recent date;

         o giving written notice of your revocation before the meeting to our Secretary, Mr. Mueller, at our offices, 7000 Fannin Street, 20th Floor, Houston, Texas 77030; or

         o        attending the meeting and voting your shares in person.


Q:       Who will count the vote?


A: The inspector(s) of election, will count the vote. A representative of our transfer agent, Bank of New York, will act as the inspector of the election.


Q:       What is a "quorum?"


A: A quorum is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares as of the record date. There must be a quorum for the meeting to be held. If you submit a valid proxy card or attend the meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes count toward the quorum. "Broker non-votes" occur when nominees (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners by ten days before the meeting and do not have discretionary voting authority to vote those shares.


Q:       What vote is required to approve each item?


A: The director nominees will be elected by a plurality of the votes cast at the annual meeting. All other matters to be considered at the meeting require the affirmative vote of a majority of the shares entitled to vote and present or represented at the meeting. In a plurality vote, abstentions are not considered a vote cast and will not affect the outcome. In a majority vote, however, express abstentions are considered present or represented at the meeting and have the effect of a vote against a particular matter. Broker non-votes will not affect the outcome of any vote on the matters presented at the annual meeting because we believe brokers have discretion to vote on these matters.


Q:       What shares are included on my proxy card?


A: Your proxy card represents all shares registered to your account in the same social security number and address.


Q:       What does it mean if I get more than one proxy card?


A: Your shares are probably registered in more than one account. You should vote each proxy card you receive. We encourage you to consolidate all your accounts by registering them in the same name, social security number and address.


Q:       How many votes can I cast?


A:       On all matters you are entitled to one vote per share.


Q: When are stockholder proposals due for the 2001 Annual Meeting of Stockholders?


A: If you want to present a proposal from the floor at the 2001 Annual Meeting, you must give us written notice of your proposal no later than April 19, 2001. If instead of presenting your proposal at the meeting you want your proposal to be considered for inclusion in next year's proxy statement, you must submit the proposal in writing to the

         Secretary so that it is received at the above address by December 31, 2000. Your notice should be sent to the Secretary, Texas Biotechnology Corporation, 7000 Fannin, 20th Floor, Houston, Texas 77030.


Q:       Where can I find the voting results of the meeting?


A: The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2000.

                                TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
ELECTION OF DIRECTORS...................................................   6
         Nominees.......................................................   6
         Director Compensation and Board Committees.....................   9
         Vote Required for Election.....................................   10

APPROVAL OF THE AMENDED AND RESTATED 1995 NON-EMPLOYEE
DIRECTOR STOCK OPTION PLAN AMENDMENT....................................   11
         Vote Required for Approval.....................................   12

OTHER INFORMATION.......................................................   13
         Principal Stockholders.........................................   13
         Executive Officers.............................................   14
         Executive Compensation.........................................   15
         Compensation Committee Report..................................   17
         Performance Graph..............................................   19
         Executive Employment and Severance Agreements..................   20
         Auditors.......................................................   21
         Section 16(a) Beneficial Ownership Reporting Compliance........   21
         Stockholder Proposal Information...............................   21
         Other Matters..................................................   22

Exhibit A - Amended and Restated 1995 Non-Employee Director
               Stock Option Plan Amendment..............................   A-1


         A Copy of the Annual Report which includes the Form 10-K of Texas Biotechnology Corporation is being mailed with this proxy statement. You may receive an additional copy of the Form 10-K, our Quarterly Reports on Form 10-Q and other information at no charge upon request directed to: Stephen L. Mueller, Secretary, Texas Biotechnology Corporation, 7000 Fannin, 20th Floor, Houston, Texas 77030.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


         At the annual meeting, nine directors are to be elected. Each director is to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. The persons named in the accompanying proxy have been designated by the board of directors, and unless authority is withheld, they intend to vote for the election of the nominees named below to the board of directors. All of the nominees have previously been elected by our stockholders. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the board of directors may be reduced accordingly; however, we are not aware of any circumstances likely to render any nominee unavailable.

NOMINEES

         Certain information regarding the nominees is set forth below:

NAME                                AGE     POSITION                                      DIRECTOR SINCE
----                                ---     --------                                      --------------
John M. Pietruski (1)(2)            67      Chairman of the Board of Directors                1990
David B. McWilliams (1)             57      President, Chief Executive Officer
                                               and Director                                   1992
Richard A. F. Dixon, Ph.D. (1)      46      Senior Vice President, Research,
                                               Chief Scientific Officer and Director          1990
James T. Willerson, M.D. (1)(3)     60      Chairman of the Scientific Advisory
                                               Board and Director                             1990
Ron J. Anderson, M.D. (3)           53      Director                                          1997
Frank C. Carlucci (2)               69      Director                                          1990
Robert J. Cruikshank (3)            69      Director                                          1993
Suzanne Oparil, M.D. (3)            58      Director                                          1999
James A. Thomson, Ph.D. (2)         55      Director                                          1994


------------------------
     (1)  Member, Executive Committee of the board of directors
     (2)  Member, Compensation and Personnel Committee of the board of directors
     (3)  Member, Audit Committee of the board of directors

         John M. Pietruski has served as our chairman of the board of directors since May 1990. Mr. Pietruski has served as President of Dansara Company, a private investment consulting firm, since 1988. He served as Chairman of the board of directors and Chief Executive Officer of Sterling Drug Inc., a pharmaceutical company, from 1985 to 1988 and as President and Chief Operating Officer from 1983 to 1985. Mr. Pietruski currently serves as a director of General Public Utilities Corporation, Hershey Foods Corporation, Lincoln National Corporation and Professional Detailing, Inc. Mr. Pietruski received a B.S. degree with honors in business administration from Rutgers University, where he graduated Phi Beta Kappa.

         David B. McWilliams has served as our President and Chief Executive Officer and as a member of the board of directors since July 1992. Mr. McWilliams joined us after serving as President, Chief Executive Officer of Zonagen, Inc., a pharmaceutical research company involved in reproductive health, from June 1989 to July 1992, where he was also a director. He was also President and Chief Executive Officer of Kallestad Diagnostics, a medical diagnostics manufacturing company, from 1984 to 1988. Mr. McWilliams served as President of E.M. Industries, Harleco Diagnostics Division from 1980 to 1984. He has held various executive and senior management positions with Abbott Laboratories, McKinsey & Company and Amoco Chemicals Corporation and currently serves as a director of Structural Bioinformatics, Inc. Mr. McWilliams received a B.S. from Washington and Jefferson College in chemistry, graduating magna cum laude and Phi Beta Kappa, and received an M.B.A. from the University of Chicago.

         Richard A.F. Dixon, Ph.D. has served as our Senior Vice President, Research and Chief Scientific Officer since March 2000, and as a member of the board of directors since July 1990. Dr. Dixon served as our Vice President, Research from December 1992 to March 2000 and as Scientific Director and Director of Molecular Biology from July 1990 to December 1992. Dr. Dixon joined us after serving as a Director and Head of Molecular Biology at Merck Sharp & Dohme Research Laboratories, a division of Merck & Co. from 1988 to July 1990. In addition, Dr. Dixon serves as a Professor of the Department of Internal Medicine at The University of Texas Medical School at Houston. Dr. Dixon is the author or co-author of more than 100 scientific papers and has invented twelve patented therapeutic technologies. He received a B.S. degree from Texas A & M University, graduating cum laude, and received a Ph.D. in virology from the Baylor College of Medicine.

         James T. Willerson, M.D. has served as chairman of our scientific advisory board since January 1990 and has been a member of the board of directors since May 1990. Dr. Willerson has served as a professor and chairman of the Department of Internal Medicine at The University of Texas Medical School at Houston since 1989. In 1995, he was appointed Medical Director of the Texas Heart Institute, Houston, Texas. He was Chief of Cardiology of Parkland Memorial Hospital in Dallas, Texas from 1975 to 1989, director and principal investigator of The University of Texas Southwestern Medical School Ischemic Heart Disease, Specialized Center of Research, in Dallas from 1975 to 1989, director of the cardiology division at The University of Texas Southwestern Medical School from 1977 to 1989, and professor of medicine and professor of radiology from 1979 to 1989. He also served as co-director of the Bugher Molecular Biology and Cardiology Research Center at The University of Texas Health Science Center in Dallas from 1986 to 1989. Dr. Willerson has published nearly 700 manuscripts and has been editor or co-editor of 18 textbooks. He was selected for membership in the Institute of Medicine of the National Academy of Science in 1998 and named "Distinguished Scientist" of the American College of Cardiology for 2000. In 1961, Dr. Willerson received a B.A. from The University of Texas at Austin, graduating Phi Beta Kappa. In 1965, he received an M.D. from the Baylor College of Medicine, graduating as a member of Alpha Omega Alpha. Dr. Willerson's medical and cardiology training was undertaken at the Massachusetts General Hospital, Boston, Massachusetts.

         Ron J. Anderson, M.D. has served as a member of the board of directors since December 1997. He has been President and Chief Executive Officer of Parkland Health & Hospital System since 1982. Parkland is the general public hospital for Dallas County, Texas and the primary teaching hospital for The University of Texas Southwestern Medical Center at Dallas. He previously served as Parkland's Medical Director for Ambulatory Care and Emergency Services. He served concurrently as head of the Division of Ambulatory Care, which became the Division of General Internal Medicine under his guidance in the Department of Internal Medicine at Southwestern. Dr. Anderson has remained on the faculty of the Medical School as Professor of Internal Medicine. Dr. Anderson is also a director of Parkland Foundation and Texans Care for Children. He is the Chief Executive Officer and serves on the Board of Directors of Parkland Community Health Plan and is an advisory board member of Texas Health Choice. Dr. Anderson is also the Chairman of the Texas Hospital Association, a member of the board of directors of the National Association of Public Hospitals and National Public Health and Hospital Institute. In 1997 he was elected to the Institute of Medicine of the National Academy of Sciences. He has authored and co-authored more than 200 articles on medicine, ethics, and health policy. Dr. Anderson received his medical degree from the University of Oklahoma and his pharmacy degree from Southwestern Oklahoma State University where he was selected as a Distinguished Alumni in 1987.

         Frank C. Carlucci has served as a member of the board of directors since May 1990. He has been principally employed as Chairman and a Partner in The Carlyle Group, a Washington, D. C. based merchant bank since 1989. Mr. Carlucci served as Secretary of Defense from 1987-1989 and as President Reagan's National Security Advisor in 1987. Prior to returning to Government service, Mr. Carlucci was Chairman and CEO of Sears World Trade, a business he joined in 1983. His Government service included positions as Deputy Secretary of Defense (1980-82), Deputy Director of Central Intelligence (1978-80), Ambassador to Portugal (1975-78), Under Secretary of Health Education and Welfare (1973-75), Deputy Director of OMB (1970-72), and Director of the Office of Economic Opportunity (1969). Mr. Carlucci was a Foreign Service Officer from 1956 to 1980. Mr. Carlucci is the Chairman of the Neurogen Corporation board of directors, the Nortel Networks board of directors and the US-ROC Taiwan Business Council. Mr. Carlucci is also a director of Ashland Inc., Kaman Corporation, The Quaker Oats Company, SunResorts, Ltd., N.V., and Pharmacia & Upjohn, Inc. Mr. Carlucci graduated from Princeton University and also attended Harvard Business School.

         Robert J. Cruikshank has served as a member of the board of directors since May 1993. Mr. Cruikshank was a senior partner at Deloitte & Touche LLP from 1989 until retiring in March 1993. Mr. Cruikshank was a partner, office managing partner and member of the board of directors of the predecessor firms to Deloitte & Touche LLP in Houston from 1968 until 1989. He is a trustee of the Ray C. Fish Foundation and Texas Medical Center. He also serves as a director of Reliant Energy Incorporated, MAXXAM Incorporated, Kaiser Aluminum Corporation, Weingarten Realty Investors and as an advisory board member of Compass Bank of Houston. Mr. Cruikshank is a past chairman of the American Heart Association, is active at the affiliate levels and is a past Regent of the University of Texas System. Mr. Cruikshank received a B.A. in economics and accounting from Rice University and completed the Advanced Management Program at Harvard University.

         Suzanne Oparil, M.D. has served as a member of the board of directors since May 1999. She has been a professor of medicine since 1981, Director of the Vascular Biology and Hypertension since 1985, and professor of physiology and biophysics since 1993, in the Division of Cardiovascular Disease at The University of Alabama at Birmingham. She has served as president of the American Federation of Clinical Research. Dr. Oparil is also a member of the American Society of Clinical Investigation, the Association of American Physicians, and of the Institute of Medicine of the National Academy of Sciences. In addition, she has held advisory positions with the National Institutes of Health, including membership on a number of task forces, advisory committees and peer review committees. Dr. Oparil was a past president of the American Heart Association and is an active volunteer at both the national and affiliate levels. She was a recipient of the University of Alabama President's Achievement Award. Dr. Oparil has an extensive bibliography in clinical cardiology and hypertension, including over 350 journal articles, books and book chapters. Dr. Oparil received her medical degree from Columbia University, College of Physicians and surgeons in 1965.

         James A. Thomson, Ph.D. has served as a member of the board of directors since May 1994. He has been President and Chief Executive Officer of the RAND Corporation since 1989 and has served the institution in a variety of roles beginning in 1981. The RAND Corporation is a non-profit institution that seeks to improve public policy through research analysis in such areas as national defense, education and health. He also serves as a director of AK Steel Holding Co. and of Entrust Technologies Corp. From 1977 until 1981, he served on the National Security Council, at the White House. From 1974 until 1977, Dr. Thomson served as an operations research analyst in the Office of the Secretary of Defense, the Pentagon. Dr. Thomson is the author of numerous scholarly articles and reports on defense and scientific subjects. Dr. Thomson graduated from the University of New Hampshire in 1967 and received an M.S. and Ph.D. in Physics from Purdue University.

DIRECTOR COMPENSATION AND BOARD COMMITTEES

         During 1999, the board of directors held nine meetings. All directors, except for James T. Willerson, attended at least 75% of the total meetings of the board and the committees on which they serve. We believe that attendance at meetings of the board is only one criterion for judging the contribution of individual directors, and that all directors have made substantial and valuable contributions.

         Director Compensation. During the year ended December 31, 1999, each non-employee director received a retainer of $2,000 per quarter, fees of $1,000 for each meeting of the board of directors attended in person and $150 for each meeting conducted by telephone. Non-employee directors received a fee of $200 for each committee meeting attended in person and a fee of $100 for each committee meeting conducted by telephone. Dr. Willerson, however, has declined all retainer or meeting fees. In addition, directors are reimbursed for expenses incurred in attending meetings of the board and its committees. Non-employee directors may elect to receive part or all of the quarterly retainer and fees in common stock pursuant to the Amended and Restated 1995 Non-Employee Director Stock Option Plan, commonly known as the 1995 director plan. Non-employee directors are eligible to participate in the 1995 director plan, the Amended and

Restated 1990 and 1992 Incentive Stock Option Plans and the 1999 Stock Incentive Plan. The 1995 director plan entitles each eligible director to receive options to purchase 15,000 shares of common stock on their initial election to the board and options to purchase 7,500 shares of common stock on each subsequent election to the board.

         Executive Committee. The current members of the executive committee are David B. McWilliams (Chair), Richard A.F. Dixon, James T. Willerson and John M. Pietruski. The executive committee did not meet during 1999. The executive committee may act on behalf of the board on all matters permitted by Delaware corporate law except as limited by our Certificate of Incorporation and Bylaws. All actions taken by the executive committee must be reported at the board's next meeting.

         Audit Committee. The current members of the audit committee are Robert
J. Cruikshank (Chair), Ron J. Anderson, James T. Willerson and Suzanne Oparil. The audit committee met once during 1999. The audit committee assists the board in fulfilling its responsibilities to stockholders and other matters relating to our corporate accounting and reporting practices and the quality and integrity of our financial reports. The audit committee recommends the selection of independent accountants, reviews the independent accountants' report on our internal control systems and reviews the scope and results of the external audit process.

         Compensation and Personnel Committee. The current members of the compensation and personnel committee are John M. Pietruski (Chair), Frank C. Carlucci and James A. Thomson. The compensation and personnel committee met three times during 1999. The compensation and personnel committee reviews and recommends to the board of directors the compensation and employee benefits for our elected officers, and the key officers and employees who participate in various incentive compensation plans. This committee approves the grant of stock options, including the number of shares subject to and the exercise price of, each stock option granted, in accordance with our various stock option plans and administers any incentive plans and bonus plans. The compensation and personnel committee is also responsible for reviewing our significant personnel compensation policies and benefit programs and major changes thereto, and our management's long-range planning for executive development and succession. This committee establishes policies on management perquisites, and also monitors our non-discrimination polices and practices. Following the compensation and personnel committee's review and approval, all issues pertaining to officer compensation, other than stock options and stock incentives, are submitted to the full board of directors for approval.

VOTE REQUIRED FOR ELECTION

         The nine nominees for election as directors at the annual meeting who receive the greatest number of votes cast for election by the stockholders will be elected as our directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NINE NOMINEES TO OUR BOARD OF DIRECTORS.

                                   PROPOSAL 2

             APPROVAL OF THE AMENDED AND RESTATED 1995 NON-EMPLOYEE
                      DIRECTOR STOCK OPTION PLAN AMENDMENT

         The purpose of the 1995 director plan, is:

         o to align the personal financial incentive of our directors with our interest in the long-term growth of our business and the interests of our stockholders through the ownership and performance of our common stock and

         o to permit us to attract and retain qualified non-employee directors by offering comparable compensation packages to those offered by other competitive and growing companies in the industry.

The 1995 director plan entitles each non-employee director to receive:

         o a non-qualified stock option, commonly known as NQO, to purchase 15,000 shares of common stock upon their initial election to the board of directors;

         o a NQO to purchase 7,500 shares of common stock upon each subsequent election; and

         o common stock in lieu of cash to be issued upon a proper conversion election, for compensation provided to non-employee directors for meeting attendance.

         There are currently seven existing non-employee directors that are eligible to participate in the 1995 director plan. Each NQO granted under the 1995 director plan is exercisable at a per share exercise price equal to the fair market value of a share of common stock on the date of grant of such NQO and vests one-third on the date of grant and one-third at the end of each of the two subsequent calendar years.

         Currently, the 1995 director plan provides that the maximum amount of shares subject to the plan is 300,000. As of March 31, 2000, only 57,557 shares remained available under the 1995 director plan. As described above, non-employee directors may elect to receive stock in lieu of cash directors fees which will have the effect of utilizing shares otherwise available for option grants under the 1995 director plan. Because of this, and the need to keep options available for new directors, we believe that in order to assure that adequate shares are available for grant pursuant to the 1995 director plan, the authorized shares available for use pursuant to this plan should be increased from 300,000 to 500,000.

         Effective March 6, 1999, the compensation and personnel committee adopted a plan amendment, subject to the approval of our stockholders. The amendment appears as Exhibit A, entitled the Amended and Restated 1995 Non-Employee Director Stock Option Plan Amendment, to this proxy statement.

VOTE REQUIRED FOR APPROVAL

         The affirmative vote of the holders of a majority of the shares of common stock outstanding, entitled to vote and represented at the annual meeting, in person or by proxy, is required to approve the 1995 director plan amendment.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1995 DIRECTOR PLAN AMENDMENT.

                                OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

         The following table sets forth the beneficial ownership of our common stock as of April 17, 2000 by:

         o each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

         o        each of our executive officers and directors; and

         o        all of our directors and executive officers as a group.

         Unless otherwise noted, each person has sole investment and voting power of the shares listed. The information in the following table is based on information supplied by officers, directors and principal stockholders and filings, if any, filed with the Securities and Exchange Commission by each person.

                                                                 NUMBER OF SHARES
                                                ------------------------------------------------
                                                                    EXERCISABLE
                                                                     OPTIONS/
                                                                     WARRANTS                          PERCENT
                                                                    TO PURCHASE                          OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)          SHARES              SHARES            TOTAL           CLASS
------------------------------------------     ------------        ------------     ------------     ------------
Larry N. Feinberg (2) ....................        3,637,224                  --        3,637,224          8.9%
Ron J. Anderson, M.D .....................               --              22,000           22,000            *
Frank C. Carlucci ........................           39,176              42,077           81,253            *
Robert J. Cruikshank .....................           10,000              38,219           48,219            *
Richard A. F. Dixon, Ph.D ................           85,714             450,288          536,002          1.3%
David B. McWilliams ......................           60,862             608,745          669,607          1.6%
Stephen L. Mueller .......................            8,250             146,632          154,882            *
Pamela M. Murphy .........................               --              19,751           19,751            *
Suzanne Oparil, M.D ......................              218               5,000            5,218            *
John M. Pietruski ........................           44,273(3)           51,892           96,165            *
James A. Thomson, Ph.D ...................            1,659(4)           35,367           37,026            *
Joseph M. Welch ..........................            2,000             142,466          144,466            *
James T. Willerson, M.D ..................           99,999(5)           33,872          133,871            *

All directors and executive officers
        as a group (12 persons) ..........          352,151           1,596,309        1,948,460          4.6%

---------------------------
  *   Less than 1%

(1) Unless otherwise indicated, the address of all persons set forth above is 7000 Fannin, 20th Floor, Houston, Texas 77030.
(2) The address of Mr. Feinberg is 712 Fifth Avenue, 45th Floor, New York, New York 10019. Mr. Feinberg is the deemed beneficial holder of shares of common stock held by various partnerships and by managed accounts over which Oracle Investment Management, Inc. has investment discretion.
(3) Includes 42,857 shares held by the Pietruski Family Partnership, of which Mr. Pietruski is the general partner.
(4)  Includes 200 shares held by Mr. Thomson's granddaughter.
(5) Includes 14,285 shares owned by The James T. Willerson Fund, Inc., a not-for-profit corporation, of which Dr. Willerson is the Chairman of the board of directors.

EXECUTIVE OFFICERS

         Our executive officers serve at the pleasure of the board of directors and are subject to annual appointment by the board at its first meeting following the annual meeting of stockholders. All of our executive officers are listed in the following table, and certain information concerning those officers who are not also members of the board of directors follows the table:

         NAME                               AGE      POSITION
         ----                               ---      --------

         David B. McWilliams                57       President, Chief Executive Officer and Director
         Richard A. F. Dixon, Ph.D.         46       Senior Vice President, Research and Chief  Scientific Officer
         Stephen L. Mueller                 52       Vice President, Finance and Administration, Secretary and Treasurer
         Pamela M. Murphy                   49       Vice President, Corporate Communications
         Joseph M. Welch                    59       Vice President, Business Development

         Stephen L. Mueller has served as Vice President, Finance and Administration since March 1998, as Vice President of Administration since March 1995, as Secretary since May 1994 and as Treasurer since December 1991. From September 1991 to March 1995, Mr. Mueller served as Director of Finance and Administration. Prior to joining us, Mr. Mueller was a financial consultant for wholesale distribution and oil and gas companies. Mr. Mueller was Vice President and Controller of Bado Equipment Co., Inc. in Houston, Texas from 1976 to 1990. He was associated with Deloitte & Touche, Certified Public Accountants in Houston, Texas from 1973 to 1976. Mr. Mueller received a B.B.A. from The University of Texas at Austin in accounting and is a Certified Public Accountant in the State of Texas.

         Pamela M. Murphy joined us in March 1998 as Vice President, Corporate Communications. Prior to joining us, from July 1997 through March 1998, Mrs. Murphy served as president of PMM Partners, a marketing communication firm focused on emerging technology companies. From April 1994 through January 1996, she was Vice President, Corporate Communications at CYTOGEN Corporation and from December 1989 through March 1994, she was Vice President, Corporate Communications and Administration at Greenwich Pharmaceuticals. Mrs. Murphy received her B.S. in education and psychology from Northern Arizona University and is currently enrolled in the University of Pennsylvania's executive graduate program.

         Joseph M. Welch has served as Vice President, Business Development since September 1993, after serving as a consultant to us from April to August 1993. Prior to joining us, Mr. Welch spent 26 years with the Pharmaceutical Division of DuPont and the DuPont Merck Pharmaceutical Company. From January 1991 to February 1993, Mr. Welch was Associate Director of Licensing for DuPont Merck Pharmaceutical Company. Prior to that, Mr. Welch spent seven years in business development. In these positions, he participated in the evaluation and negotiation of a number of major projects, including the DuPont/Merck joint venture. Mr. Welch has a M.B.A. from the University of Denver.

EXECUTIVE COMPENSATION

         Summary Compensation Table. The following table provides information concerning compensation paid or accrued during the fiscal years ended December 31, 1999, 1998 and 1997 to the Company's Chief Executive Officer and each of the other five most highly-paid executive officers of the Company collectively known as the named executive officers determined at the end of the last fiscal year:

                                                                                        LONG-TERM
                                              ANNUAL COMPENSATION                      COMPENSATION
                                             ----------------------                   ---------------
                                                                                          SHARES
           NAME AND                                                   OTHER ANNUAL      UNDERLYING        ALL OTHER
      PRINCIPAL POSITION            YEAR       SALARY      BONUS      COMPENSATION      OPTIONS (1)      COMPENSATION
--------------------------------  ---------  -----------  ---------  ---------------  ---------------   ---------------
David B. McWilliams.............    1999      $265,767      --            --             21,250              --
  President and Chief               1998      $250,717    $35,800         --            123,125              --
    Executive Officer               1997      $236,623      --            --            120,000              --

Richard A.F. Dixon, Ph.D........    1999      $233,783      --            --             44,100              --
  Senior Vice President,            1998      $220,933    $31,800         --             74,700              --
  Research, Chief Scientific        1997      $210,517      --            --             86,400              --
     Officer
John McMurdo, M.D. (2)..........    1999      $155,458      --        $34,947 (3)        10,000          44,697 (5)
  Vice President, Clinical          1998      $ 25,000      --        $ 7,784 (3)        50,000              --
     and Regulatory Affairs         1997            --      --            --                 --              --

Stephen L. Mueller..............    1999      $137,667      --            --              9,450              --
  Vice President, Finance and       1998      $128,300    $17,200         --             41,825              --
    Administration, Secretary       1997      $113,750      --            --             33,600              --
    and Treasurer

Pamela M. Murphy (4)............    1999      $130,000      --            --             19,250              --
  Vice President, Corporate         1998      $ 97,115      --            --             35,000              --
    Communications                  1997            --      --            --                 --              --

Joseph M. Welch.................    1999      $161,450      --            --             12,000              --
  Vice President,                   1998      $152,717    $22,200         --             32,000              --
    Business Development            1997      $145,567      --            --             34,800              --


--------------------
(1) See "Option Grants in Last Fiscal Year" for certain information with respect to options granted during the fiscal year ended December 31, 1999.
(2) Dr. McMurdo joined us on November 16, 1998 and resigned his position effective October 11, 1999.
(3)  Represents relocation expenses paid and gross up of taxable portion.
(4) Mrs. Murphy joined us on March 23, 1998 and was appointed as an executive officer on March 2, 1999.
(5)  Represents severance pay.

         Option Grants in Last Fiscal Year. The following table provides information concerning stock options granted to the Named Executive Officers during the year ended December 31, 1999:


                                INDIVIDUAL GRANTS

                                  NUMBER OF      % OF TOTAL                               POTENTIAL REALIZABLE VALUE AT
                                  SECURITIES      OPTIONS                                    ASSUMED ANNUAL RATES OF
                                  UNDERLYING     GRANTED TO                                 STOCK PRICE APPRECIATION
                                   OPTIONS      EMPLOYEES IN    EXERCISE     EXPIRATION        FOR OPTION TERM(1)
             NAME                  GRANTED      FISCAL YEAR       PRICE         DATE           5%               10%
-----------------------------    -----------   --------------   ---------   -----------    ----------       ----------
David B. McWilliams                21,250(2)       4.7%          $4.1875    03/02/2009     $   55,962       $  141,818
Richard A.F. Dixon, Ph.D.          44,100(2)       9.7%          $4.1875    03/02/2009     $  116,137       $  294,314
John McMurdo, M.D.                 10,000(3)       2.2%          $4.1875    09/30/2001     $    5,619       $   11,678
Stephen L. Mueller                  9,450(2)       2.1%          $4.1875    03/02/2009     $   24,887       $   63,067
Pamela M. Murphy                   19,250(2)       4.2%          $4.1875    03/02/2009     $   50,695       $  128,471
Joseph M. Welch                    12,000(2)       2.6%          $4.1875    03/02/2009     $   31,602       $   80,086

----------------
(1) Based on actual option term (ten years) and annual compounding at rates shown. Because the exercise prices of options granted equaled the fair market value of the Common Stock on the date of grant, the potential realizable value at 0% is nil.
(2) These are incentive stock options, to the extent allowed by tax law, granted under the Amended and Restated 1992 Stock Option Plan, and vest and become exercisable in approximately equal annual installments over a three-year period beginning March 2, 2000.
(3) These are incentive stock options, to the extent allowed by tax law, granted under the Amended and Restated 1992 Plan Stock Option Plan, and were fully vested upon Dr. McMurdo's resignation on October 11, 1999 and expire on September 30, 2001.

         Aggregated Option Exercises In Last Fiscal Year and Year-End Option Values. The following table provides information concerning the number of unexercised options and the value of in-the-money options held by the named executive officers as of December 31, 1999:

                                    SHARES                        NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                  ACQUIRED ON      VALUE            OPTIONS AT FY-END             IN-THE-MONEY OPTIONS(1)
             NAME                EXERCISE (#)    REALIZED($)    EXERCISABLE  UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
----------------------------     ------------    -----------    -----------  -------------      -----------   -------------
David B. McWilliams ..........      60,862        97,856         570,619       143,333          $ 2,233,398     $ 223,750
Richard A.F. Dixon, Ph.D. ....        ---           ---          431,888       122,700          $ 1,890,914     $ 262,125
John McMurdo, M.D.............        ---           ---           60,000         ---            $   237,500         ---
Stephen L. Mueller............        ---           ---          151,590        48,533          $   582,101     $  79,450
Pamela M. Murphy..............        ---           ---           11,667        42,583          $     8,750     $  89,687
Joseph M. Welch ..............        ---           ---          128,699        44,933          $   512,600     $  84,925

----------------------
(1) Value of in-the-money options calculated based on the closing price per share of common stock at December 31, 1999 ($7.9375 per share) as reported by the American Stock Exchange.

         Compensation Committee Interlocks and Insider Participation. In January 1992, we entered into a consulting agreement with John M. Pietruski, Chairman of our board of directors. Under the terms of the agreement, Mr. Pietruski is expected to devote an average of one day per week to his consulting services for us, for which he receives an annual fee of $75,000. On January 1, 1999, the agreement was extended for a two-year period at the same annual fee.

COMPENSATION COMMITTEE REPORT

         The objective of our compensation program is to provide a compensation package that will attract, motivate and retain outstanding individuals and align their success with that of our stockholders.

         We initially determine base salaries for management employees by evaluating the responsibilities of the position held, the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies within the biotechnology industry. In 1992, we recommended and the board of directors approved, the terms of the employment contract of David McWilliams, our President and Chief Executive Officer. We felt that this contract was necessary in order to attract a candidate of Mr. McWilliams' experience and reputation in the biopharmaceutical industry, which in turn was deemed necessary in order to enable us to move towards our long-range goal of developing and marketing commercially viable biopharmaceutical products. In furtherance of these goals, we have also entered into employment contracts with our key management personnel. Please see the employment agreements section of this proxy statement. The employment agreements with key personnel establish annual base salary amounts that the board of directors, on our recommendation, may increase from time to time. We determine annual salary adjustments by evaluating the competitive marketplace, our performance, the performance of the executive, and any increased responsibilities assumed by the executive. Based on a number of significant milestones attained during 1999 in our research programs and progress made in clinical development of certain compounds, we recommended and the board of directors approved an increase in Mr. McWilliams' compensation by 5% effective March 1, 2000.

         Our principal methods for long-term incentive compensation are our stock option plans. Compensation under these plans principally takes the form of incentive and non-qualified stock options with an exercise price of market price at time of grant. Therefore, key individuals participating in these plans are rewarded commensurate with increases in stockholder value. Our stock option plans provide a non-cash form of compensation, which is intended to attract and retain qualified personnel.

         In addition during 1998, the board of directors instituted a bonus plan for executive officers and certain other key personnel. Bonuses are paid based upon attainment of annual corporate goals as approved by the board of directors. Bonuses may be a combination of cash and restricted common stock from our stock option plans. There were no bonuses earned based on 1999 performance.

         We are authorized to make incentive awards under our stock option plans to our key individuals, including our officers. In determining incentive awards for management, we consider our management's ability to implement research and clinical development programs, successful completion of corporate partnering agreements, financing activities, and control of expenses. We utilize incentive awards as a key element to provide incentives for employees and officers consistent with the goal of increasing stockholder value.

         Based on these criteria, during the fiscal year ended December 31, 1999, we granted to Mr. McWilliams, options to purchase common stock covering an aggregate of 21,250 shares at an exercise price of $4.1875 per share. At December 31, 1999, Mr. McWilliams held options covering an aggregate of 713,952 shares of common stock. Of those, options covering an aggregate of 570,619 shares were vested and exercisable. Please see the Executive Compensation, Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values section of this proxy statement.

         The Revenue Reconciliation Act of 1993 restricts the ability of a publicly held corporation to deduct compensation in excess of $1,000,000 paid to its chief executive officer and the four most highly compensated officers. We intend to maintain executive compensation packages below this threshold, and based on its current compensation structure, we do not anticipate that any of our officers will reach the $1,000,000 threshold in the near future.


                           John M. Pietruski, Chairman
                                Frank C. Carlucci
                                James A. Thomson

                                PERFORMANCE GRAPH

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                     AMONG TEXAS BIOTECHNOLOGY CORPORATION,
                     AMEX MARKET INDEX AND PEER GROUP INDEX

                               [PERFORMANCE GRAPH]


                                                                             FISCAL YEAR ENDING

                                                         1995         1996        1997        1998         1999
                                                         ----         ----        ----        ----         ----
COMPANY
-------
Texas Biotechnology Corporation                         143.48       304.35      430.43      343.48       552.17
Peer Group                                              133.87       172.98      195.36      149.85       225.10
AMEX Market Index                                       128.90       136.01      163.66      161.44       201.27


         The peer group consists of COR Therapeutics, Inc., Sicor, Inc., Corvas International, Inc., and Vertex Pharmaceuticals Incorporated. We believe that this peer group is comparable to us in that it includes companies from the same industry sector at approximately the same stage of development.

EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENTS

         In July 1992, we entered into a three-year employment agreement with David B. McWilliams to serve as our President and Chief Executive Officer. Upon the expiration of the initial term, the agreement automatically renews for successive one-year periods unless either party provides notice at least sixty days before scheduled expiration. Under the agreement, Mr. McWilliams is entitled to receive a total salary package of $195,000. In addition, Mr. McWilliams was granted an option to purchase 142,858 shares of common stock at $3.50 per share. The option vested over a five-year period ending in July 1997. We may terminate Mr. McWilliams' employment for any reason; however, if such termination is not due to disability or for cause, Mr. McWilliams will be entitled to receive his salary and benefits under the agreement for one year following termination. Effective March 1, 2000, the compensation committee increased Mr. McWilliams' annual salary package to $281,715.

         In July 1990, we entered into a five-year employment agreement with Dr. Richard A.F. Dixon to serve as our Scientific Director and Director of Molecular Biology. Upon the expiration of the initial term, the agreement automatically renews for successive one-year periods unless either party provides notice at least sixty days before scheduled expiration. Under the agreement, Dr. Dixon is entitled to receive an annual salary of $175,000 and was granted an option to purchase 14,286 shares of common stock at $3.50 per share. Effective March 1, 2000, the compensation committee increased Dr. Dixon's annual salary to $250,160.

         We entered into an employment agreement with Pamela M. Murphy in March 1998. Under the agreement, Ms. Murphy is entitled to receive an annual salary of $125,000 and was granted an option to purchase 35,000 shares of common stock at $7.1875 per share. The option vests over a three-year period ending in March 2001. If we terminate this agreement with Ms. Murphy other than for cause, she will be entitled to receive six months salary. Effective March 1, 2000 the compensation committee increased Ms. Murphy's annual salary to $137,550.

         On October 11, 1999, Dr. John McMurdo resigned his position and we entered into a severance agreement with Dr. McMurdo. Under the agreement, Dr. McMurdo received $107,700 over a six-month period beginning October 12, 1999, and his 60,000 outstanding options to purchase our common stock became fully vested. These options are exercisable until they terminate on September 30, 2001.

         We entered into an employment agreement with Joseph M. Welch in June 1993. Under the agreement Mr. Welch is entitled to receive an annual salary of $125,000 and was granted an option to purchase 25,000 shares of common stock at $3.50 per share. The option vested over a three-year period ending in June 1996. If we terminate this agreement with Mr. Welch other than for cause, he will be entitled to receive six months salary. Effective March 1, 2000, the compensation committee increased Mr. Welch's annual salary to $171,150.

         In addition, we signed agreements with six of our officers to provide certain benefits in the event of a change of control. The agreements provide for a lump-sum payment in cash ranging from 18 months to three years of annual base salary and annual bonus if any. The base salary portion of the agreements would aggregate approximately $2.2 million currently. In addition, the agreements provide for gross-up for certain taxes on the lump-sum payment, continuation of certain insurance and other benefits for periods of 18 months to three years and reimbursement of certain legal expenses in conjunction with the agreements. These provisions are intended to replace compensation continuation provisions of any other agreement in effect for an officer if the specified event occurs.

AUDITORS

         KPMG LLP has served as our independent auditors for a number of years. Although we anticipate that this relationship will continue to be maintained during fiscal 2000, we have not proposed any formal action be taken at the meeting concerning the continued employment of KPMG LLP, because no such action is legally required. Representatives of KPMG LLP plan to attend the annual meeting and will be available to answer appropriate questions. These representatives will be able to make a statement at the meeting if they wish, although we do not expect them to do so.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our equity securities to file initial reports of ownership and reports of changes in ownership of our common stock with the Securities and Exchange Commission and to furnish us to copy of each filed report.

         To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 1999, its officers, directors and greater than 10% beneficial owners timely filed all required Section 16(a) reports.

STOCKHOLDER PROPOSAL INFORMATION

         If you want to present a proposal from the floor at the 2001 Annual Meeting or nominate a person for election to the board at such meeting, you must give us written notice no sooner than March 23, 2001 and no later than April 19, 2001 and follow the procedures outlined in our by-laws. These dates assume we make notice of the 2001 Annual Meeting at least 65 days prior to such meeting. If we do not make notice of the 2001 Annual Meeting at least 65 days before the date of such meeting, your written notice will be timely if we receive it by the close of business on the 15th day following the date that we publicly announce the date of the 2001 Annual Meeting. Your notice should be sent to our Secretary at 7000 Fannin, 20th Floor, Houston, Texas 77030. You may request a copy of the by-law provisions governing the requirements for notice from our Secretary at the above address.

         If instead of presenting your proposal at the meeting you want your proposal to be considered for inclusion in next year's proxy statement, you must submit the proposal in writing to our Secretary so that it is received at the above address by December 31, 2000.

OTHER MATTERS

         We have included a copy of our 1999 annual report to stockholders, which includes our Form 10-K covering the fiscal year ended December 31, 1999. We will bear the cost of soliciting proxies in the accompanying form. We have engaged Corporate Investor Communications, Inc. to assist in the solicitation of proxies and estimates that the cost of such services will approximate $4,250. In addition to solicitations by mail, a number of our regular employees as well as Corporate Investor Communications, may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone.


                                   By Order of the board of directors,


                                   /s/ STEPHEN L. MUELLER
                                   --------------------------------------------
                                   STEPHEN L. MUELLER,
                                   Vice President, Finance and Administration
                                   Secretary and Treasurer

May 1, 2000

                                                                       Exhibit A



                     AMENDED AND RESTATED 1995 NON-EMPLOYEE
                      DIRECTOR STOCK OPTION PLAN AMENDMENT

         The Amended and Restated 1995 Non-Employee Director Stock Option Plan (the "Plan") of Texas Biotechnology Corporation (the "Company") is hereby amended as follows effective March 6, 2000.

         1. The first paragraph of Section 3 is amended to read as follows in its entirety:

         The stock subject to the Options and other provisions of the Plan shall be shares of the Company's Common Stock, par value $.005 per share (the "Common Stock"). The total amount of the Common Stock with respect to which Options may be granted or issued pursuant to other provisions of the Plan shall not exceed 500,000 shares in the aggregate; provided, that the class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Section 11 of this Plan. Such shares may be treasury shares or authorized but unissued shares.

DETACH PROXY CARD HERE
-------------------------------------------------------------------------------

 1. Election of Directors     FOR all nominees  [x]  WITHHOLD AUTHORITY to vote      [x]   *EXCEPTIONS   [x]
                              listed below           for all nominees listed below

Nominees: John M. Pietruski, Ron J. Anderson, Frank C. Carlucci, Robert J.
          Cruikshank, Richard A.F. Dixon, David B. McWilliams, Suzanne Oparil, James A. Thomson and James T. Willerson.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.) *EXCEPTIONS ___________________________________________________________________

2. Proposal to amend the Amended and Restated 1995 Non-Employee Director Stock Option Plan.

   FOR  [X]     AGAINST  [X]      ABSTAIN  [X]

3. In their discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.


                                               Address Change     [X]
                                               and/or Comments


                                      Signatures should agree with name
                                      printed hereon. If Stock is held
                                      in the name of more than one person,
                                      EACH joint owner should sign.
                                      Executors, administrators, trustees,
                                      guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.
                                      Dated _____________________________, 2000


                                      -----------------------------------------
                                              Signature of Shareholder


                                      -----------------------------------------
                                              Signature of Shareholder

Sign, Date and Return the Proxy Card Promptly      Votes must be indicated
Using the Enclosed Envelope.                       (x) in Black or Blue ink. X


----------------------------------------------
* PLEASE DETACH HERE *
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope

                        TEXAS BIOTECHNOLOGY CORPORATION

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
        FOR THE ANNUAL STOCKHOLDERS' MEETING TO BE HELD ON JUNE 8, 2000

    The undersigned stockholder of Texas Biotechnology Corporation (the "Company") hereby appoints David B. McWilliams, Richard A.F. Dixon and Stephen
L. Mueller, or any of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027, on June 8, 2000, at 9:00 a.m. (Houston time), and at any adjournments of said meeting, all of the shares of common stock in the name of the undersigned or which the undersigned may be entitled to vote.

    The board of directors recommends a vote FOR the nominees listed on the reverse side and FOR adoption of the amendment to the Amended and Restated 1995 Non-Employee Director Stock Option Plan and IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED HEREIN AND FOR ADOPTION OF THE AMENDMENT TO THE AMENDED AND RESTATED 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Annual Report and the Proxy Statement furnished herewith.

    (Please sign the reverse side of this card and return it promptly.)


                                         TEXAS BIOTECHNOLOGY CORPORATION
                                         P.O. BOX 11061
                                         NEW YORK, N.Y. 10203-0061